UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 31, 2014

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 535-2022

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Acquisition of a Skilled Nursing Facility in Oregon

General

On October 31, 2014, through a wholly-owned subsidiary, we acquired a 55 bed skilled nursing facility in Myrtle Point, Oregon (“Myrtle Point” or the “Property”) from KEmry Properties LLC (“Seller”), an affiliate of Dakavia Management Corporation (“Dakavia”), for $4.15 million, which was funded through cash on hand plus the loan described in Item 2.03 below.

Myrtle Point is leased to an affiliate of Dakavia, the current operator of the Property, under a 15 year triple net lease. The lease also includes an earn-out which would entitle the Seller to an earn-out payment of up to $450,000 based on an increase in trailing 12 month EBITDAR, if occurring within the first 24 months of the lease term. The information in Item 2.03 below is hereby incorporated in this Item 2.01.

The press release is attached to this Current Report as Exhibit 99.1 and hereby incorporated to this Item 2.01 of the Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We acquired our interest in Myrtle Point subject to a first priority mortgage loan secured by the Property and cross-collateralized with two of our other properties, Juniper Village at Lamar and Juniper Village at Monte Vista. On October 31, 2014, we amended an existing loan agreement with The PrivateBank and Trust Company to increase the loan by $3.075 million for a total loan amount of $9.075 million collateralized by a first priority security interest in three properties. The loan, which bears interest at the One Month LIBOR (London Interbank Rate), with a floor of 25 basis points, plus a spread of 4.50%, has a 25 year amortization schedule and matures on September 21, 2017. The loan may be prepaid with no penalty if the three properties are refinanced through the Department of Housing and Urban Development.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1         Loan Agreement among The PrivateBank and Trust Company and Summit Monte Vista, LLC and Summit Lamar, LLC dated September 22, 2014

10.2         First Amendment to the Loan Agreement among The PrivateBank and Trust Company and Summit Monte Vista, LLC, Summit Lamar, LLC, and Summit Myrtle Point, LLC dated October 31, 2014

99.1        Press release issued November 6, 2014, titled “Summit Healthcare REIT, Inc. Acquires Skilled Nursing Facility”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: November 6, 2014